SHAREHOLDERS AGREEMENT


                                  BY AND AMONG


                            SENECA FOODS CORPORATION

                                       AND

                            THE PARTIES LISTED HEREIN









                            Dated as of June 22, 1998












Doc#:DS4:313595.8


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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I               DEFINED TERMS.........................................2

ARTICLE II              LIMITATIONS ON TRANSFER...............................7
         2.1            General Restrictions on Transfer......................7
         2.2            Certain Permitted Transfers...........................8
         2.3            Tag-Along Right.......................................9

ARTICLE III             RIGHT TO PARTICIPATE IN CERTAIN ISSUANCES OF
                        CAPITAL STOCK   .....................................12
         3.1            Right to Participate in New Issuance.................12
         3.2            Exercise of Right....................................12
         3.3            Closing..............................................13

ARTICLE IV              AGREEMENT OF THE SHAREHOLDERS TO ACT IN
                        FAVOR OF THE STOCK PURCHASE AGREEMENT
                        TRANSACTIONS.........................................13
         4.1            Vote in Favor of the Stock Purchase Agreement
                         Transactions........................................13
         4.2            Renounce and Cease from Transferring the
                          Rights.............................................14

ARTICLE V               CORPORATE GOVERNANCE AND CERTAIN OTHER
                        ACTIONS..............................................14
         5.1            General..............................................14
         5.2            Election of Directors................................14
         5.3            Removal and Replacement..............................14

ARTICLE VI              AFTER-ACQUIRED SECURITIES............................15

ARTICLE VII             STOCK CERTIFICATE RESTRICTIONS.......................16
         7.1            Beneficial Ownership.................................16
         7.2            Liquidated Damages...................................16

ARTICLE VIII            MISCELLANEOUS........................................16
         8.1            Notices..............................................16
         8.2            Authority and Effect of Agreement....................19
         8.3            Action By Written Consent............................20
         8.4            Amendment and Waiver.................................20
         8.5            Specific Performance.................................21
         8.6            Headings.............................................21
         8.7            Severability.........................................21
         8.8            Entire Agreement.....................................21
         8.9            Term of Agreement....................................21
         8.10           GOVERNING LAW........................................22
         8.11           Further Assurances ..................................22
         8.12           Successors and Assigns; Power of Certain
                          Representatives....................................22
         8.13           Counterparts.........................................22

                                       i


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SCHEDULES
         SCHEDULE 8.2   Ownership of Shares








                                       ii


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                             SHAREHOLDERS AGREEMENT
                             ----------------------

                  SHAREHOLDERS AGREEMENT, dated as of June 22, 1998 (this "Agreement") by and among the persons listed on the signature pages hereto as
 ---------
Investor Shareholders (the "Investor  Shareholders"),  the persons listed on the
                            ----------------------
signature  pages hereto as Existing  Marks  Shareholders  (the  "Existing  Marks
                                                                 ---------------
Shareholders"),  the persons  listed on the  signature  pages hereto as Existing
------------
Shareholders (the "Existing  Shareholders") and Seneca Foods Corporation,  a New
                   ----------------------
York corporation (the "Company"). The Investor Shareholders,  the Existing Marks
                       -------
Shareholders and the Existing Shareholders are hereinafter referred to, collectively, as the "Shareholders."
                      ------------

                  WHEREAS, the Company proposes, as soon as practicable after the Rights Offering Registration Statement (as defined herein) becomes effective, to distribute to holders of its Class A common stock, par value $.25 per share, of the Company (the "Class A Common Stock") and Class B common stock,
                                --------------------
par value $.25 per share,  of the Company  (the "Class B Common  Stock")  rights
                                                 ---------------------
(the  "Rights")  to  subscribe  for and purchase up to an aggregate of 3,000,000
       ------
shares of the Company's  Convertible  Participating  Preferred  Stock, par value
$.025  per  share  (the  "Preferred   Stock"),  at  a  subscription  price  (the
                          -----------------
"Subscription Price") of $12.00 per share (the "Rights Offering");
 ------------------                             ---------------

                  WHEREAS, the Investor Shareholders and the Company are parties to a Stock Purchase Agreement, dated as of June 22, 1998 (as amended, supplemented or otherwise modified, the "Stock Purchase Agreement"), which
                                            --------------------------
provides for: (i) the sale by the Company to the Investor Shareholders of an aggregate of 1,166,667 shares of the Preferred Stock at an aggregate price of $14,000,004 ($12.00 per share of Preferred Stock) and (ii) the purchase by the Investor Shareholders upon the expiration of the Rights Offering of up to 2,500,000 shares of Preferred Stock, at the Subscription Price, to the extent provided for in the Stock Purchase Agreement; and

                  WHEREAS, a condition to the execution and delivery of the Stock Purchase Agreement was the execution and delivery by the Shareholders and the Company of this Agreement;

                  NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                  DEFINED TERMS
                                  -------------

         As used in this Agreement, the following terms shall have the meanings




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set forth below:

                  "Adjusted Tangible Assets" means all assets of the Company and
                   ------------------------
its subsidiaries on a consolidated basis except (i) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles,
(ii) unamortized debt discount and expense, (iii) accounts, notes and other receivables due from Affiliates, and (iv) write-ups in the book value of any fixed asset resulting from a revaluation thereof effective after the Closing.

                  "Adjusted  Tangible  Net  Worth"  means (i) the net book value
                   ------------------------------
(after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves, which reserves will be determined in accordance with generally accepted accounting principles) at which the Adjusted Tangible Assets are shown on the latest available consolidated balance sheet of the Company on such date minus (ii) the amount at which the liabilities of the Company and its subsidiaries are shown on such consolidated balance sheet (including as liabilities all reserves for contingencies and other potential liabilities as shown on such consolidated balance sheet).

                  "Affiliate"  of any Person means any other Person  directly or
                   ---------
indirectly controlling, controlled by or under common control with such Person. The term "control" means, with respect to any Person, the power to direct or
           -------
cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or
otherwise;   and  the  terms   "controlling"   and  "controlled"  have  meanings
                                -----------          ----------
correlative to the foregoing.

                  "Agreement"  has the meaning set forth in the preamble to this
                   ---------
Agreement.

                  "Board  of  Directors"  means the  Board of  Directors  of the
                   --------------------
Company.

                  "Business Day" means any day other than a Saturday,  Sunday or
                   ------------
day on which the Company's principal offices are not open generally for business.

                  "Charter Documents" means the Certificate of Incorporation and
                   -----------------
the Bylaws of the Company, as amended through the date hereof.

                  "Class  A  Common  Stock"  has the  meaning  set  forth in the
                   -----------------------
preamble to this Agreement.

                  "Class  B  Common  Stock"  has the  meaning  set  forth in the
                   -----------------------
preamble to this Agreement.

                  "Closing"  means the  closing of the sale and  purchase of the
                   -------
shares of Preferred Stock (including shares purchased upon the expiration of Rights) as contemplated by the Stock Purchase Agreement.

                  "Common  Stock"  means  and  includes:  (i) the Class A Common
                   -------------
Stock, (ii) the Class B Common Stock and (iii) each other class of capital stock of the Company that does not have a preference over any other class of capital stock of the Company as to dividends or upon liquidation, dissolution or winding up of the Company and, in each case, shall include any other class of capital stock of the Company into which such stock is reclassified or reconstituted.

                  "Common Stock Weighted Average Sale Price" means, when applied
                   ----------------------------------------
to a Proposed Sale, the price obtained by dividing (i) the aggregate consideration to be received from the sale of any shares of Common Stock and any Voting Securities convertible into or exercisable or exchangeable for shares of Common Stock in the Proposed Sale by (ii) the sum of (a) the number of shares of Common Stock to be sold in such Proposed Sale and (b) the number of shares of Common Stock to be received upon conversion, exercise or exchange of any Voting Securities described in clause (i) in accordance with the terms of such Voting Securities.

                  "Company"  has the meaning  set forth in the  preamble to this
                   -------
Agreement.

                  "Company  Special  Meeting" means an annual or special meeting
                   -------------------------
of the shareholders of the Company, called for the purpose of voting on (i) the approval of the purchase of the shares of Preferred Stock by the Investor Shareholders pursuant to the terms of the Stock Purchase Agreement, (ii) the approval of the Certificate of Amendment (as defined in the Stock Purchase Agreement) and (iii) transacting such other business as may properly come before the meeting or any adjournment thereof.

                  "Existing Marks Shareholders" has the meaning set forth in the
                   ---------------------------
preamble to this Agreement.

                  "Existing  Shareholders"  has the  meaning  set  forth  in the
                   ----------------------
preamble to this Agreement.

                  "Individual  Permitted  Transferee"  means, with respect to an
                   ---------------------------------
Existing Shareholder who is an individual or which is a trustee, a Person to whom any of the following Transfers is made:

                                  (i) Transfer  upon the death of such  Existing
         Shareholder or the death  of the  beneficiary  of  such trust  to  such
         Existing  Shareholder's  or  beneficiary's   spouse  or  descendants
         (including adopted children and stepchildren, if any), parents, siblings or descendants of siblings (including adopted children and stepchildren, if any), or to such Existing Shareholder's or beneficiary's executor, administrator or testamentary or inter vivos
                                                                     -----------
         trustee;

                                  (ii) a Transfer to such Existing Shareholder's
         spouse or descendants (including adopted children and stepchildren,  if any), or a trust, the sole income beneficiaries of which, or a corporation, partnership or limited liability company, the sole stockholders, limited and/or general partners or members, as the case may be, of which, include only such Existing Shareholder, such Existing Shareholder's spouse and/or such Existing Shareholder's descendants (including adopted children and stepchildren, if any); or

                                  (iii) a Transfer to the legal guardian of such
         Existing Shareholder, if such Existing Shareholder shall be or become disabled;

provided  that,  in the  event of death or  disability  of any  Person to whom a
--------
Transfer is to be made pursuant to clause (i), (ii) or (iii) above, the term "Individual Permitted Transferee" shall include:
 -------------------------------

                           (x) in the case of such Person's death, such Person's spouse or descendants (including adopted children and stepchildren, if any), or such Person's executor, administrator or testamentary or inter
                                                                           -----
         vivos trustee; and
         -----

                           (y) in the case of such Person's disability, such Person's legal guardian.

                  "Investor Designees" is defined in Section 5.2.
                   ------------------

                  "Investor  Shareholder"  has  the  meaning  set  forth  in the
                   ---------------------
preamble to this Agreement.

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                  "Line  of   Business"   means  food   processing,   packaging,
                   -------------------
distribution and canning of fruits and vegetables and other business operations complementary or incidental thereto.

                  "Liquidated Damages Breach" is defined in Section 7.2.
                   -------------------------

                  "Market  Price" means,  per share of Class A Common Stock,  on
                   -------------
any date specified herein: (a) the closing price per share of the Class A Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Class A Common Stock is then listed or admitted to trading; or (b) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Class A Common Stock on such date; or (c) if there shall have been no trading on such date or if the Class A Common Stock is not so designated, the average of the reported closing bid and asked prices of the Class A Common
Stock, on such date as shown by the Nasdaq National Market or other over-the-counter market and reported by any member firm of the New York Stock Exchange selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined at the Company's expense by a nationally recognized appraiser chosen by the Investor Shareholders and approved by the Company, which approval shall not be unreasonably withheld. If no such appraiser is so chosen more than 20 Business Days after notice of the necessity of such calculation shall have been delivered by the Company to the Investor Shareholders, then the appraiser shall be chosen by the Company.

               "NASD" means the National Association of Securities Dealers, Inc.
                ----

               "New Issuance" is defined in Section 3.1.
                ------------

               "Participating  Tag-Along  Shareholder"  is defined in Section
                -------------------------------------
2.3(b).

               "Participating Tag-Along Shares" is defined in Section 2.3(b).
                ------------------------------

               "Permitted  Transferee"  means,  with  respect to any Existing
                ---------------------
Shareholder, a Person to whom or to which such Existing Shareholder is permitted to Transfer Shares pursuant to Section 2.2(a)(i) or (ii).

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                  "Person" means any individual, firm, corporation, partnership,
                   ------
limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

                  "Preferred Stock" has the meaning set forth in the preamble to
                   ---------------
this Agreement.

                  "Proposed Sale" is defined in Section 2.3(a).
                   -------------

                  "Proposed Sale Price" is defined in Section 2.3(a).
                   -------------------

                  "Proposed Sale Shares" is defined in Section 2.3(a).
                   --------------------

                  "Public  Offering" means any offer for sale of Shares pursuant
                   ----------------
to an effective Registration Statement filed under the Securities Act in which any one Person or 13D Group does not acquire more than 5% of any class of Voting Securities.
                  "Registration  Statement" means a registration statement filed
                   -----------------------
pursuant to the Securities Act.

                  "Rights"  has the  meaning  set forth in the  preamble to this
                   ------
Agreement.

                  "Rights Offering" has the meaning set forth in the preamble to
                   ---------------
this Agreement.

                  "Rights   Offering    Registration    Statement"   means   the
                   ----------------------------------------------
Registration Statement on Form S-1 under the Securities Act or such other appropriate form under the Securities Act, pursuant to which the Rights, the underlying shares of Preferred Stock and shares of Class A Common Stock will be registered pursuant to the Securities Act.

                  "Rule 144" means Rule 144 under the Securities Act, or any
                   --------
successor rule.

                  "SEC" means the Securities and Exchange Commission.
                   ---

                  "Securities Act" means the Securities Act of 1933, as amended,
                   --------------
and the rules and regulations of the SEC thereunder.

                  "Selling Shareholder" is defined in Section 2.3(a).
                   -------------------

                  "Shareholders"  has the meaning  set forth in the  preamble to
                   ------------
this Agreement.

                  "Shares"  means,   with  respect  to  any   Shareholder,   all
                   ------
outstanding shares of Common Stock, Preferred Stock and other Voting Securities of the Company, in each case, owned by such Shareholder, whether now owned or hereafter acquired.

                  "Stock  Purchase  Agreement"  has the meaning set forth in the
                   --------------------------
preamble to this Agreement.

                  "Subscription Price" has the meaning set forth in the preamble
                   ------------------
to this Agreement.

                  "Tag-Along Notice" is defined in Section 2.3(a).
                   ----------------

                  "Tag-Along Notice Period" is defined in Section 2.3(b).
                   -----------------------

                  "Tag-Along Price" is defined in Section 2.3(a).
                   ---------------

                  "Tag-Along Shareholders" is defined in Section 2.3(a).
                   ----------------------

                  "Tag-Along Shares" is defined in Section 2.3(b).
                   ----------------

                  "Third Party Purchaser" is defined in Section 2.3(a).
                   ---------------------

                  "13D  Group"  means  any  partnership,   limited  partnership,
                   ----------
syndicate or other "group" (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

                  "Transfer" is defined in Section 2.1.
                   --------

                  "Transfer  Restriction  Period" means the period  beginning on
                   -----------------------------
the date hereof and ending on (and including) the date which is the second anniversary of the Closing.

                  "Voting Securities" means the Common Stock, any other
                   -----------------
securities of
the Company entitled to vote generally in the election of directors (including, without limitation, the Six Percent (6%) Voting Cumulative Preferred Stock, par value $0.25 per share, 10% Cumulative Convertible Voting Preferred Stock-Series A, par value $0.025 per share, and 10% Cumulative Convertible Voting Preferred Stock-Series B, par value $0.025 per share), or any securities convertible into or exercisable or exchangeable for such securities (including the Preferred Stock).

                  "Voting  Securities  Weighted Average Sale Price" means,  when
                   -----------------------------------------------
applied to a Proposed Sale, the price obtained by dividing (a) the aggregate consideration to be received from the sale of any Voting Securities in the Proposed Sale by (b) the sum of (i) the number of shares of Common Stock to be sold in the Proposed Sale, (ii) the number of shares of Common Stock to be received upon conversion, exercise or exchange of any Voting Securities to be sold in the Proposed Sale in accordance with the terms of such Voting Securities and (iii) the number of shares of Voting Securities that are not convertible into, exercisable for or exchangeable for shares of Common Stock to be sold in the Proposed Sale.


                                   ARTICLE II

                             LIMITATIONS ON TRANSFER
                             -----------------------

                   2.1  General  Restrictions  on  Transfer.  (a) Each  Existing
                        -----------------------------------
Shareholder agrees that such Existing Shareholder shall not, either directly or indirectly, offer, sell, transfer, assign, mortgage, hypothecate, pledge, create a security interest in or lien upon, encumber, donate, contribute, place in trust, or otherwise voluntarily or involuntarily dispose of (any of the foregoing actions, to "Transfer" and, any offer, sale, transfer, assignment, mortgage, hypothecation, pledge, security interest or lien, encumbrance, donation, contribution, placing in trust or other disposition, a "Transfer") any Shares, or any interest therein, except in a transaction that is specifically permitted by this Agreement.

                    (b) Any attempt to Transfer any Shares, or any interest therein, which is not in compliance with this Agreement shall be null and void ab initio. The Company shall not permit, and shall cause any transfer agent not
---------
to permit, any Transfer of Shares in violation of this Agreement. Neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted Transfer.

                 (c) Notwithstanding any other provision of this Agreement, no Transfer may be made pursuant to this Agreement unless:

                           (i) such Transfer complies in all respects with the applicable provisions of this Agreement and applicable federal and state securities laws, including, without limitation, the Securities Act;

                           (ii) except  in the case of a  Transfer  pursuant  to
         Section 2.2(a)(iv), 2.2(a)(v) or 2.2(c), the Transferee agrees in writing with the Company and the other Shareholders to be bound by the terms and conditions of this Agreement with respect to the Shares Transferred to such Transferee to the same extent as the Existing Shareholder who originally held such Shares is or was bound hereby (whereupon such Transferee shall be entitled to the same rights as such Existing Shareholder who originally held such Shares had with respect to such Shares and shall be deemed to be an Existing Shareholder for all purposes hereunder with respect to such Shares).

       2.2   Certain Permitted Transfers.  (a)  Subject to Sections 2.1(c) and
             ---------------------------
2.2(b), after the Closing each Existing Shareholder may Transfer Shares:

                           (i) if such Existing Shareholder is a trust or individual, to an Individual Permitted Transferee;

                           (ii) with the prior written consent of each of the Investor Shareholders;

                           (iii) after the Transfer Restriction Period, to a Third Party Purchaser in accordance with Section 2.3;

                           (iv) after the Transfer Restriction Period, in an arm's length transaction pursuant to a Public Offering or Rule 144; provided that the aggregate gross proceeds from all Transfers under this clause (iv) shall not exceed the amounts described in clauses
         (x) and (y):

                             (x) as to each Existing Shareholder, the amount of proceeds realized from sales of securities from time to time pursuant to Rule 144 and subject to the limitation as to amount of securities sold specified in paragraph (e) of Rule 144, as in effect on the date hereof, and

                              (y) the aggregate gross proceeds from all Public Offerings shall not exceed an amount calculated on the date of such Public Offering equal to the product of $2,000,000 and an amount equal to (i) the then Market Price of a share of Class A Common Stock divided by (ii) the Market Price of a share of Class A Common Stock on the date hereof; and

                                 (v) to pay estate taxes if (1) any Existing Shareholder, (2) any Individual Permitted Transferee which becomes a shareholder of the Company, (3) any beneficiary of a trust which is an Existing Shareholder, or (4) any Individual Permitted Transferee which is the beneficiary of a trust or estate which becomes a shareholder of the Company dies and estate taxes become due (provided that the aggregate gross proceeds from all Transfers under this clause (v) relating to the death of one individual shall not exceed an amount calculated on the date of Transfer equal to the product of (a)
         $5,000,000 and (b) an amount equal to (x) the then Market Price of a share of Class A Common Stock divided by (y) the Market Price of a share of Class A Common Stock on the date hereof).

                   (b) In the event that any Existing Shareholder wishes to Transfer Shares in a transaction permitted by Section 2.2(a) (other than in clause (iii)), such Existing Shareholder shall give written notice to the Company and the other Shareholders of its intention to make such Transfer not less than 10 days prior to effecting such Transfer, which notice shall state the proposed timing of the Transfer, the name and address of each Permitted Transferee to whom such Transfer is proposed (or in the case of Section 2.2(a)(iv), the aggregate gross proceeds from all prior Transfers pursuant to
Section 2.2(a)(iv) and the aggregate gross proceeds expected to be received from the proposed Transfer) and the number and type of Shares proposed to be Transferred.

                  (c)      Notwithstanding anything contained in this Agreement,
(i) the Seneca Foods Corporation Employees' Pension Benefit Plan may Transfer any Shares and (ii) the Seneca Foods Corporation Employees' Savings Plan may Transfer any Shares in the ordinary course of business consistent with past practice.

                  2.3  Tag-Along  Right.  (a)  After the  Transfer  Restriction
                       ----------------
Period, if any Existing Shareholder or Shareholders (each a "Selling Shareholder and, collectively, the "Selling Shareholders") shall desire to sell any Shares to any Person other than a Permitted Transferee (a "Third Party Purchaser") of such Selling Shareholders (a "Proposed Sale"), then, such Selling Shareholders shall offer the Investor Shareholders and the Existing Marks Shareholders (the "Tag-Along Shareholders") the right to participate in the Proposed Sale with
 -----------------------
respect to a number of Shares determined as provided in this Section 2.3 by sending written notice (the

"Tag-Along Notice") to the Company and the Tag-Along Shareholders,  which notice
 ----------------
shall (i) state the number and type of Shares proposed to be sold in such Proposed Sale by such Selling Shareholders (the "Proposed Sale Shares"), (ii)
                                                   --------------------
state the proposed purchase price per Proposed Sale Share for each type of Proposed Sale Share (each, "a Proposed Sale Price") and all other material terms
                            ---------------------
and conditions of such Proposed Sale and (iii) if applicable, be accompanied by any written offer from the Third Party Purchaser. The "Tag Along Price" shall
                                                          ---------------
mean the higher of the Common Stock Weighted Average Sale Price and the Voting Securities Weighted Average Sale Price.

                     (b) Each Tag-Along Shareholder shall have the right to require the Selling Shareholder to cause the Third Party Purchaser to purchase from such Tag-Along Shareholder at the Tag-Along Price (and otherwise upon the same terms and conditions as those set forth in the Tag-Along Notice) a number of Shares that are Common Stock and/or Preferred Stock owned by such Tag-Along Shareholder determined in accordance with this Section 2.3(b) (such Tag-Along Shareholder's "Tag-Along Shares"); provided that if any Tag-Along Shares are
                -----------------
Preferred Stock, the Tag-Along Price for such Shares shall be appropriately adjusted by multiplying the Tag-Along Price by the number of shares of Common Stock receivable upon conversion of one share of Preferred Stock. Each Tag-Along Shareholder may sell a number of shares of Preferred Stock and/or Common Stock which represents on a fully diluted basis a number of shares of Common Stock not in excess of the product of (i) the total number of Proposed Sale Shares times
(ii) a fraction, the numerator of which is the total number of Shares of Common Stock owned by such Tag-Along Shareholder (assuming the conversion of all shares of Preferred Stock owned by such Tag-Along Shareholder into shares of Class A Common Stock) and the denominator of which is the total number of Shares of Common Stock owned by the Selling Shareholders and the Tag-Along Shareholders (assuming the conversion of all shares of Preferred Stock owned by all Tag-Along Shareholders into Shares of Class A Common Stock). Such right of each Tag-Along Shareholder shall be exercisable by written notice to the Selling Shareholders with copies to the Company given within 10 Business Days after receipt of the Tag-Along Notice (the "Tag-Along Notice Period"), which notice shall state the
                       ------------------------
number and type of Tag-Along Shares that such Tag-Along Shareholder elects to sell in the Proposed Sale, if less than the maximum number of such Tag-Along Shareholder's Tag-Along Shares that it is permitted to sell under this Section 2.3(b); provided that, if such notice shall not state a number of Tag-Along
         --------
Shares, then such Tag-Along Shareholder will be deemed to have elected to sell the maximum number of such Tag-Along Shareholder's Tag-Along Shares. Failure by a Tag-Along Shareholder to
respond within the Tag-Along Notice Period shall be regarded as a rejection of the offer made pursuant to the Tag-Along Notice. Each Tag-Along Shareholder that elects to sell any or all of such Tag-Along Shareholder's Tag-Along Shares is referred to in this Section 2.3 as a "Participating Tag-Along Shareholder" and
                                      -------------------------------------
the number of Tag-Along Shares elected, or deemed to be elected, by such Tag-Along Shareholder to be sold as provided above is referred to in this
Section 2.3 as such Tag-Along  Shareholder's  "Participating  Tag-Along Shares."
                                               -------------------------------
The number of Shares to be sold by the Selling Shareholders in the Proposed Sale shall be reduced by the aggregate number of Participating Tag-Along Shares to be sold pursuant to this Section 2.3 (assuming the conversion of any such Participating Tag-Along Shares that are Preferred Stock into shares of Class A Common Stock) by all Participating Tag-Along Shareholders.

               (c) At the request of the Selling Shareholders made not less than two Business Days prior to the proposed Transfer, a Participating Tag-Along Shareholder shall deliver to the Selling Shareholders certificates representing such Participating Tag-Along Shareholder's Participating Tag-Along Shares, duly endorsed, in proper form for Transfer, together with a limited power-of-attorney authorizing the Selling Shareholders to transfer such Participating Tag-Along Shares to the Tag-Along Purchaser and to execute all other documents required to be executed in connection with such transaction.

               (d) If no Transfer of the Tag-Along Shares in accordance with the provisions of this Section 2.3 shall have been completed within 100 days of the date of the Tag-Along Notice, then the Selling Shareholders shall promptly return to the Participating Tag-Along Shareholder, in proper form, all certificates representing such Participating Tag-Along Shareholder's Participating Tag-Along Shares and the limited power-of-attorney previously delivered by such Participating Tag-Along Shareholder to the Selling Shareholders.

               (e) The closing of the sale of the Participating Tag-Along Shares by the Participating Tag-Along Shareholders shall be held at the same place and time as the closing of the sale by the Selling Shareholders in the Proposed Sale. Promptly after the consummation of the Transfer of the Participating Tag-Along Shares pursuant to this Section 2.3, each Participating Tag-Along Shareholder shall receive (i) the consideration with respect to the Participating Tag-Along Shares so Transferred and (ii) such other evidence of the completion of such Transfer and the terms and conditions (if any) thereof as may reasonably be requested by such Participating Tag-Along Shareholder.

             (f) The provisions of this Section 2.3 shall remain in effect, notwithstanding any return to any Participating Tag-Along Shareholder of Participating Tag-Along Shares as provided in Section 2.3(d).

             (g) Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 2.3 shall not be applicable to any Transfer proposed to be made by a Selling Shareholder pursuant to Sections 2.2(a)(i), 2.2(a)(ii), 2.2(a)(iv), or 2.2(a)(v).

                                   ARTICLE III

                         RIGHT TO PARTICIPATE IN CERTAIN
                           ISSUANCES OF CAPITAL STOCK
                         -------------------------------

     3.1 Right to  Participate  in New  Issuance.  If the Company determines to
         ---------------------------------------
issue any Voting Securities (other than capital stock to be issued (i) in connection with an employee stock option plan or other bona fide employment compensation arrangement that is approved by the Company's Board of Directors,
(ii) pursuant to a stock split or stock dividend, (iii) pursuant to the exercise of any option, warrant or convertible security theretofore issued, (iv) as consideration in connection with a bona fide acquisition by the Company or any of its subsidiaries, or (v) pursuant to the Rights Offering (each such issuance not excluded by the immediately preceding parenthetical being herein referred to as a "New Issuance")), then the Company shall notify each Investor Shareholder and each Existing Marks Shareholder of the proposed New Issuance. Such notice shall specify the number and class of securities to be issued, the rights, terms and privileges thereof and the estimated price at which such securities will be issued.

     3.2  Exercise  of Right.  By written  notice to the  Company given  within
          ------------------
15 days of being notified of such New Issuance, each Investor Shareholder and each Existing Marks Shareholder shall be entitled to purchase that percentage of the New Issuance determined by dividing (a) the total number of outstanding shares of Class A Common Stock owned by such Investor Shareholder or Existing Marks Shareholder (assuming the conversion of all shares of the Preferred Stock owned by such Investor Shareholder or Existing Marks Shareholder into Class A Common Stock) by (b) the total number of outstanding shares of Class A Common Stock (assuming the conversion of all shares of the Preferred Stock into Class A Common Stock). If any such Investor Shareholder or Existing Marks Shareholder does not fully subscribe for the number or amount of Voting Securities that it is entitled to purchase pursuant to this Article III, the Company shall notify the Investor Shareholders of the same and each Investor Shareholder and Existing Marks Shareholder participating in such purchase to the full extent provided for in the preceding sentence shall have the right to purchase that percentage of the New Issuance not so subscribed for, based on a fraction, the numerator of which is the total number of shares of Class A Common Stock then owned by such fully participating Investor Shareholder or Existing Marks Shareholder (assuming the conversion of all shares of the Preferred Stock owned by such Investor Shareholder or Existing Marks Shareholder into Class A Common Stock) and the denominator of which is the total number of shares of Class A Common Stock then owned by all fully participating Investor Shareholders and Existing Marks Shareholders who elect to purchase such unsubscribed securities (assuming the conversion of all shares of the Preferred Stock owned by all such Investor Shareholders and Existing Marks Shareholders into Class A Common Stock). Such right shall be exercisable within 15 days following the receipt of the notice delivered pursuant to the previous sentence. To the extent the Investor Shareholders and Existing Marks Shareholders do not elect to purchase all of the securities proposed to be offered and sold in the New Issuance, the Company may issue those securities not so subscribed for, provided that such sales are
                                                   --------
consummated within 120 days after the rights of the Investor Shareholders and the Existing Marks Shareholders hereunder have expired or been waived.

     3.3  Closing. The closing of the New Issuance shall be held at such time as
          -------
the Company shall designate in writing to the Investor Shareholders and the Existing Marks Shareholders that elect to purchase securities in the New Issuance pursuant to this Article III not fewer than five Business Days prior to the date of such closing, at the Company's principal offices, or at another place designated by the Company in writing to such Investor Shareholders in such notice.

                                   ARTICLE IV

                          AGREEMENT OF THE SHAREHOLDERS
                          TO ACT IN FAVOR OF THE STOCK
                         PURCHASE AGREEMENT TRANSACTIONS
                         -------------------------------

     4.1    Vote  in  Favor  of  the   Stock  Purchase  Agreement Transactions.
            ------------------------------------------------------------------
 The Existing Shareholders hereby irrevocably and unconditionally agree to vote, or to cause to be voted, all of their Shares at the Company Special Meeting and at any other annual or special meeting of shareholders of the Company where the following matters arise: (a) in favor of the approval and adoption of the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement, this Agreement and the Registration Rights Agreement (as defined in the Stock Purchase Agreement) (including, without limitation, the approval of the purchase of shares of Preferred Stock by the Investor Stockholders), (b) the approval of the Certificate of Amendment and (c) against approval of any proposal made in opposition to the matters set forth in clause (a) (which may include (i) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of the Company or any of its subsidiaries, with or involving any party, (ii) any liquidation or winding up of the Company, (iii) any extraordinary dividend by the Company, (iv) any change in the capital structure of the Company (other than pursuant to the Stock Purchase Agreement and the Certificate of Amendment) and (v) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the transactions contemplated by the Stock Purchase Agreement, this Agreement and the Registration Rights Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of the Company under the Stock Purchase Agreement, this Agreement and the Registration Rights Agreement) which would materially and adversely affect the Company or its ability to consummate the transactions contemplated by the Stock Purchase Agreement, this Agreement and the Registration Rights Agreement.

     4.2  Renounce  and Cease from  Transferring  the Rights.  The Existing
          --------------------------------------------------
Shareholders hereby irrevocably and unconditionally agree not to exercise, in whole or in part, any of the Rights granted to such Existing Shareholder pursuant to the terms of the Rights Offering, to subscribe for any shares of Preferred Stock pursuant to the terms of any such Rights or to Transfer any of such Rights (or any interest therein) to any Person.

                                    ARTICLE V
                              CORPORATE GOVERNANCE
                            AND CERTAIN OTHER ACTIONS
                            -------------------------

     5.1 General. Each Existing Shareholder and each Existing Marks Shareholder
         -------
shall vote its Shares at any regular or special  meeting of  shareholders of the
Company, or in any written consent executed in lieu of such a meeting of shareholders, and shall take all other actions necessary, to give effect to the provisions of this Agreement (including, without limitation, Section 5.2 hereof), and to ensure that the Charter Documents do not, at any time hereafter, conflict in any respect with the provisions of this Agreement.

     5.2 Election of  Directors.  After the  Closing,  the Existing Shareholders
         ----------------------
and the Existing Marks Shareholders agree that, except as they may otherwise agree in writing, the number of directors constituting the entire Board of Directors shall be no more than nine and shall include at all times two individuals designated by the Investor Shareholders (the "Investor Designees"). The initial individuals designated by the Investor Shareholders shall be designated in accordance with Section 3.1.3 of the Stock Purchase Agreement.
During the term of this Agreement, the Board of Directors shall nominate a number of individuals designated by the Investor Shareholders for election as directors at each annual meeting such that after such annual meeting (assuming such individuals are elected) at least two individuals on the Board of Directors shall have been designated for election as a director by the Investor
Shareholders in accordance with this Section 5.2. After the Closing, any committee of the Board of Directors shall include at all times a number of Investor Designees equal to the product of 22% and the total number of directors on such committee (rounded up to the next whole number).

     5.3 Removal and  Replacement.   (a) The  Investor  Shareholders  shall  be
         ------------------------
entitled at any time and for any reason (or for no reason) to designate any or all of the Investor Designees on the Board of Directors for removal or to inform the Company that such designees should not be re-nominated for election pursuant to Section 5.2. In such a case, the Board of Directors shall not re-nominate any such director and shall take any action reasonably requested by the Investor Shareholders to effect any requested removal of such a director. Notwithstanding the foregoing, the Board of Directors shall not be obligated to: (i) remove any director if such removal is not permitted by the Charter Documents or (ii) call a special meeting of shareholders to remove such a director.

               (b)  If at any time a vacancy is created on the Board of

Directors by reason of the death, removal or resignation of any Investor Designee, then the Investor Shareholders shall, as soon as practicable thereafter, designate a replacement director and, as soon as practicable thereafter, each of the Existing Shareholders, the Existing Marks Shareholders and the existing Board of Directors shall take action (including, if necessary, the voting of any Shares by the Existing Shareholders and the Existing Marks Shareholders) to elect or cause the election of such replacement director in accordance with Section 5.2.

               (c) If at any time a vacancy is created on the Board of Directors by reason of the death, removal or resignation of any of the Investor Designees, then the Board of Directors shall not conduct any business (other than business incident to the designation and election of a replacement director in accordance with this Section 5.3) until a replacement director has been designated by the Investor Shareholders in accordance with Section 5.2; provided that the foregoing restriction on the transaction of business shall terminate on the earlier to occur of (i) the 20th day after the creation of such vacancy and
(ii) the day after the date (following such vacancy) on which the Company has notified the Investor Shareholders in writing that the directors must take action in order to fulfill their fiduciary duties, in each case, if no such replacement director has been designated.


                                   ARTICLE VI

                            AFTER-ACQUIRED SECURITIES
                            -------------------------

     Except as otherwise provided in Section 8.9(b), all of the provisions of this Agreement shall apply to all of the Shares now owned or that may be issued or transferred hereafter to a Shareholder in consequence of any additional issuance,  purchase,  conversion,  exchange  or  reclassification  of any of the
Preferred Stock, Common Stock or other Voting Securities (including without limitation, upon the exercise of any option or warrant), corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or that are acquired by a Shareholder in any other manner, and, in the case of any such event, appropriate adjustment shall be made to any number of Voting Securities hereunder to take account of such event. The provisions of the immediately preceding sentence shall be effective with respect to such Shares without action by any person or entity immediately upon the acquisition by the Shareholder of beneficial ownership of such additional Shares.

                                   ARTICLE VII

                         STOCK CERTIFICATE RESTRICTIONS
                         ------------------------------

          7.1 Beneficial  Ownership.  Each Existing Shareholder agrees to  hold
              ---------------------
as the owner of record any Voting Securities now or hereafter beneficially owned by such Existing Shareholder.

          7.2 Liquidated  Damages.   The Investor  Shareholders and the Existing
              -------------------
Shareholders agree that it would be extremely difficult to calculate the damage to be caused to the Investor Shareholders should any Existing Shareholder breach this Agreement by Transferring any Shares in violation of this Agreement (a "Liquidated Damages Breach"). Accordingly, the Investor Shareholders and the
 --------------------------
Existing Shareholders have made a good faith effort to preestimate the damages, costs, losses and injuries the Investor Shareholders will sustain by reason of such Liquidated Damages Breach. Accordingly, to the extent that the Investor Shareholders do not seek damages or specific performance in accordance with
Section 8.5, the Existing Shareholders agree to pay to the Investor Shareholders 100% of the proceeds received by each Existing Shareholder from any third party as a result of any Transfer constituting any such Liquidated Damages Breach.

          The Existing Shareholders acknowledge that the liquidated damages provided for herein are not a penalty and are not unreasonable or disproportionate to the probable loss to be suffered by the Investor Shareholders in the event of a Liquidated Damages Breach.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

          8.1 Notices.  All  notices  or  other  communications  required  or
              -------
permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail or, if mailed, five days after the date of deposit in the United States mail, as follows:

                  If to the Company:
                  -----------------
                  Seneca Foods Corporation
                  1162 Pittsford-Victor Road
                  Pittsford, New York 14534
                  Telecopy:  (716) 385-4249
                  Attention:  Kraig H. Kayser

                  with a copy to:

                  Jaeckle Fleischmann & Mugel, LLP
                  Fleet Bank Building
                  Twelve Fountain Plaza
                  Buffalo, New York  14202-2292
                  Telecopy: (716) 856-0432
                  Attention: William I. Schapiro, Esq.


                  If to the Investor Shareholders:
                  -------------------------------

                  Carl Marks Strategic Investments, L.P.
                  Carl Marks Strategic Investments II, L.P.
                  Uranus Fund, Ltd.
                  c/o Carl Marks Management Company, L.P.
                  135 East 57th Street
                  New York, New York 10022
                  Telecopy:  (212) 980-2631
                  Attention:  Andrew M. Boas

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York  10019-6064
                  Telecopy:   (212) 757-3990
                  Attention:  John C. Kennedy, Esq.


                  If to the Existing Marks Shareholders:
                  -------------------------------------

                  CMCO, Inc.
                  Edwin S. Marks

                  Nancy Marks
                  Marjorie Boas
                  135 East 57th Street
                  New York, New York 10022
                  Telecopy:  (212) 985-2630
                  Attention:  Chief Operating Officer of CMCO, Inc.


                  If to the Existing Shareholders:
                  -------------------------------

                  Arthur S. Wolcott
                  1605 Main Street, Suite 1010
                  Sarasota, Florida 34236
                  Telecopy: (941) 954-7508

                  Audrey S. Wolcott
                  1605 Main Street, Suite 1010
                  Sarasota, Florida 34236
                  Telecopy: (941) 954-7508

                  Kraig H. Kayser
                  1162 Pittsford-Victor Road
                  Pittsford, New York 14534
                  Telecopy: (716) 385-4249

                  Susan W. Stuart
                  192 Mulberry Hill Road
                  Fairfield, Connecticut 06430
                  Telecopy: (203) 761-0660

                  Donald Stuart
                  192 Mulberry Hill Road
                  Fairfield, Connecticut 06430
                  Telecopy: (203) 761-0660

                  Kurt Kayser
                  374 Chartley Court South
                  Sarasota, Florida 34232
                  Telecopy: (941) 755-6379

                  Karl Kayser
                  68 Van Woert Road
                  Spencer, New York 14883

                  Marilyn W. Kayser
                  3543 Fair Oaks Lane
                  Longboat Key, Florida 34228
                  Telecopy: (716) 381-4515

                  Robert Oppenheimer, as Trustee of certain Kayser family trusts Chamberlain, D'Amanda, Oppenheimer & Greenfield
                  1600 Crossroads Building
                  2 State Street
                  Rochester, New York 14614
                  Telecopy: (716) 232-3882

                  Mark S. Wolcott
                  6 Mile Post Lane
                  Pittsford, New York 14534

                  Kari Wolcott
                  6 Mile Post Lane
                  Pittsford, New York 14534

                  Bruce S. Wolcott
                  36 Scotland Road
                  Canandaigua, New York 14424
                  Telecopy: (716) 385-4249

                  Constance Wolcott
                  36 Scotland Road
                  Canandaigua, New York 14424
                  Telecopy: (716) 385-4249

                  Grace W. Wadell
                  320 Kent Road
                  Bala Cynwyd, Pennsylvania 19004

                  Aaron Wadell
                  320 Kent Road
                  Bala Cynwyd, Pennsylvania 19004

Any party may, by notice given in accordance with this Section 8.1, designate another address or person for receipt of notices hereunder.

          8.2 Authority and Effect of Agreement. (a) Each Shareholder represents
              ---------------------------------
and warrants to the other parties hereto as follows: (i) such party has all requisite power, authority and legal capacity to enter into this Agreement and perform such party's obligations hereunder; (ii) if such party is a corporation or partnership, the execution and delivery of this Agreement by such party and the performance of such party's obligations hereunder have been duly authorized by all necessary corporate or partnership action, as the case may be, on the part of such party; (iii) as of the date hereof, if such party is a trustee, such Shareholder as trustee owns the number and type of shares set forth on
Schedule 8.2 hereto; (iv) as of the date hereof, such Shareholder beneficially owns or is the beneficiary of a trust which owns the number and type of Shares set forth on Schedule 8.2 hereto; and (v) this Agreement has been duly executed and delivered by and (assuming this Agreement constitutes a valid and binding agreement of the other parties) constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to or affecting creditors' rights generally.
                   (b) Each Existing Shareholder has full legal power, authority and right to vote all of the Shares owned by it on the date hereof in the manner set forth in Articles IV and V hereof, without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, except for this Agreement, and as disclosed on
Schedule 8.2, each Existing Shareholder is not a party to any voting agreement with any Person with respect to any of the Shares owned by it on the date hereof, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of such Shares, deposited any of such Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting any of its legal power, authority or right to vote such Shares in the manner set forth in Articles IV and V hereof. From and after the date hereof, the Existing Shareholders will not commit any act that could restrict or otherwise affect such legal power, authority and right to vote the Shares owned by them in the manner set forth in Articles IV and V hereof. Without limiting the generality of the foregoing, from and after the date hereof, the Existing Shareholders will not enter into any voting agreement with any person or entity with respect to any of the Shares owned by them, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of such Shares, deposit any of such Shares into a voting trust or otherwise enter into any agreement or arrangement limiting or affecting their legal power, authority or right to vote such Shares in the manner set forth in Articles IV and V hereof.

          8.3 Action By Written Consent. If, in lieu of  any  annual  or special
              -------------------------
shareholder meeting of the Company, action is taken by written consent, the provisions of this Agreement imposing obligations in respect of or in connection with such shareholder meeting shall apply mutatis mutandis to such action by written consent.

          8.4 Amendment and Waiver.(a) Any amendment, supplement or modification
              --------------------
of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective:

                          (i)  only if it is made or given in writing and signed
by each of the Shareholders; and

                          (ii)  only  in  the  specific  instance  and  for  the
specific purpose for which it was made or given.

                 (b) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

          8.5  Specific  Performance.  The parties  hereto  intend  that each of
               ---------------------
the parties has the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

          8.6  Headings.  The  headings  in  this Agreement  are for convenience
               --------
of  reference  only and  shall not limit or otherwise affect the meaning hereof.

          8.7  Severability.  If any one or  more  of  the  provisions contained
               ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          8.8 Entire Agreement.  This Agreement  supersedes any other agreement,
              ----------------
whether written or oral, that may have been made or entered into between the parties hereto, and constitutes the entire agreement by the parties hereto, related to the matters specified herein.

          8.9 Term of  Agreement.  (a) This  Agreement  shall  become  effective
              ------------------
upon the execution hereof and shall terminate on the earlier of: (i) the date on which the Stock Purchase Agreement is terminated pursuant to Section 9 of the Stock Purchase Agreement, (ii) after the Closing, the date on which the Investor Shareholders cease to own in the aggregate at least 10% of the outstanding Class A Common Stock (assuming conversion of all shares of Preferred Stock into Class A Common Stock) or (iii) such earlier date as the Shareholders shall unanimously agree in writing to terminate this Agreement.

                   (b) Notwithstanding Section 8.9(a), this Agreement shall terminate permanently as to any Shareholder at such time as such Shareholder no longer owns any Shares.

          8.10 GOVERNING LAW.  THIS  AGREEMENT  HAS  BEEN  NEGOTIATED,  EXECUTED
               -------------
AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          8.11  Further  Assurances.  Each of the parties shall, and shall cause
                -------------------
their   respective  Affiliates  to,  execute  such  instruments  and  take  such
action  as  may be   reasonably   required   or  desirable  to  carry  out  the
provisions hereof and the transactions contemplated hereby.

          8.12  Successors and Assigns; Power of Certain Representatives.
                --------------------------------------------------------
(a) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement.

               (b) For the purpose of any notice, consent, waiver, approval or action given or taken hereunder, Carl Marks Management Company, L.P. shall be deemed to be the representative of the Investor Shareholders and any such notice, consent, waiver, approval or action so given or made shall be binding upon the Investor Shareholders.

          8.13 Counterparts. This  Agreement  may  be  executed  in one  or more
               ------------
counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have signed and delivered this Agreement as of the date first above written.

                                            COMPANY:
                                            -------

                                            SENECA FOODS CORPORATION


                                            By:/s/Kraig H. Kayser
                                               ---------------------------
                                            Name: Kraig H. Kayser
                                            Title: President and Chief Executive
                                              Officer


                                            INVESTOR SHAREHOLDERS:
                                            ---------------------

                                            CARL MARKS STRATEGIC INVESTMENTS,
                                            L.P.

                                            By:   Carl Marks Management Company,
                                                  L.P.; its general partner


                                             By:/s/Andrew M. Boas
                                                --------------------------
                                             Name:  Andrew M. Boas
                                             Title: General Partner


                                            CARL MARKS STRATEGIC
                                            INVESTMENTS II, L.P.

                                             By: Carl Marks Management Company,
                                                 L.P., its general partner


                                                 By:/s/Andrew M. Boas
                                                    ----------------------
                                                 Name: Andrew M. Boas
                                                 Title:  General Partner

                                      URANUS FUND, LTD.

                                      By: Carl Marks Offshore Management, Inc.,
                                          its Investment Manager


                                      By:/s/Andrew M. Boas
                                         -----------------------------
                                      Name: Andrew M. Boas
                                      Title:President


                                      EXISTING MARKS SHAREHOLDERS:

                                      CMCO, INC.


                                      By:/s/Mark Claster
                                      ---------------------------
                                      Name: Mark Claster
                                      Title:    Managing Director


                                      ------------------------------
                                      Edwin S. Marks


                                      ------------------------------
                                      Nancy Marks


                                      ------------------------------
                                      Marjorie Boas


                                      EXISTING SHAREHOLDERS:


                                      ------------------------------
                                      Arthur S. Wolcott, Individually and
                                      as Trustee

                                      ------------------------------
                                      Audrey S. Wolcott, as Trustee


                                      ------------------------------
                                      Kraig H. Kayser, Individually and as
                                      Trustee for certain Kayser family
                                      trusts


                                      ------------------------------
                                      Susan W. Stuart, Individually and as
                                      Trustee for Alexius Lyle Wadell and
                                      Kyle Aaron Wadell


                                      ------------------------------
                                      Donald Stuart


                                      ------------------------------
                                      Kurt Kayser


                                      ------------------------------
                                      Karl Kayser


                                      ------------------------------
                                      Marilyn W. Kayser


                                      ------------------------------
                                      Robert Oppenheimer, as Trustee of
                                      certain Kayser family trusts


                                      ------------------------------
                                      Mark S. Wolcott, Individually and as
                                      Trustee for Erin Lorraine Wolcott
                                      and Cassandra Jean Wolcott

                                      ------------------------------
                                      Kari Wolcott


                                      ------------------------------
                                      Bruce S. Wolcott, Individually and
                                      as Trustee for Kaitlin Kerr Wolcott,
                                      Michael Stanton Wolcott and Paige
                                      Strode Wolcott


                                      ------------------------------
                                      Constance Wolcott


                                      ------------------------------
                                      Grace W. Waddell, Individually and
                                      as Trustee for Sara Elizabeth
                                      Stuart, Jennifer Grace Stuart and
                                      Donald Arthur Stuart


                                      ------------------------------
                                      Aaron Waddell